SECOND AMENDMENT

				     TO THE

		COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

	   (As Amended and Restated Effective March 31, 1992)


	WHEREAS, Computer Associates International, Inc. (the
"Employer") established and presently maintains the Computer
Associates Savings Harvest Plan (the "Plan") for its eligible employees;

	WHEREAS, the Employer recently acquired The ASK Group, Inc. ("ASK") and Newtrend L.P. ("Newtrend") and desires to amend the Plan with respect to those ASK and Newtrend employees who became Employees of the Employer pursuant to said acquisitions;

	WHEREAS, the Employer also desires to amend the Plan for the purposes of (a) clarifying that the classification of part-time Employees who are excluded from participating in the Plan are those Employees who are employed by the Employer on an hourly basis, (b) permitting distributions pursuant to a Qualified Domestic Relations Order prior to a Participant's earliest retirement age, and (c) making certain technical changes to the Plan relating to hardship distributions and the determination of Highly Compensated Employees; and

	WHEREAS, pursuant to 10.2(4) of the Plan, the Employer is empowered to amend the Plan, in whole or in part, and at any time and from time to time;

	NOW THEREFORE, the Plan is hereby amended in the following respects:

	1.	Paragraph (7) of Section 1.1 is hereby amended to read in
its entirety as follows:

		"(7)	Employee shall mean any individual employed by the

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Employer, except that such term shall not include an independent contractor or any individual employed by the Employer on an hourly basis."

	2.	Subparagraph (a) of Section 3.1(3) is hereby amended to
read in its entirety as follows:

		"(a)	is employed by the Employer on an hourly basis;
or."

	3.	The following paragraph is hereby added to the end of
Section 4.7(1)(b)(ii):

		"Notwithstanding anything in this subparagraph (ii) to the contrary, for purposes of determining Highly Compensated
Employees under this subparagraph (ii), the calendar year calculation election set forth in paragraph (b) of Q&A-14 of Treas. Reg.
 1.414(q)-1T shall apply."

	4.	The second full paragraph of Section 8.1(2)(b) is hereby
amended to read in its entirety as follows:

		"SECOND:	From the Participant's Rollover Contribution
Account, if any, but not including any portion of such Account which is allocated to a Particant's Money Purchase Account (as described in 13.3)."

	5.	The following new paragraph is hereby added to the end of
Section 8.1(2)(b):

		"FOURTH:	From the Money Purchase Account (as described
in 13.3), if any, of a Participant who is a Transferred Employee (as defined in 13.1(4)); provided, however, that in no event shall a withdrawal of any portion of such Account be permitted unless such Transferred Employee's spouse, if any, consents to such withdrawal within the ninety (90) day period prior to said withdrawal. Such spousal consent shall be given in the manner described in 13.5(2)(c)."

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	6.	The following sentence is hereby added to the end of the
last paragraph of Section 9.3(2):

		"Notwithstanding the preceding or anything in the Plan to the contrary, a Qualified Domestic Relations Order may provide for payment to an Alternate Payee prior to the Participant's earliest retirement age, as said term is defined in Section 414(p)(4)(B) of the Code."

	7.	The last sentence of Section 10.5 is hereby amended to
read in its entirety as follows:

		"Notwithstanding anything herein to the contrary, effective July 1, 1993, payments from the Company Stock Fund may, at the Employee's, Participant's or Beneficiary's election, be made either (a) in kind in full shares of Company Stock and in cash for any partial shares, or (b) entirely in cash; provided, however, that with respect to a distribution pursuant to 7.1(1)(i), the last sentence of 7.2(3), or 7.3(d), if no election is made by the Employee, Participant or Beneficiary within a reasonable period of time prior to such distribution, as established by the Committee and applied in a uniform and nondiscriminatory manner, then any payments to such Employee, Participant or Beneficiary from the Company Stock Fund shall be made in cash."

	8.	Paragraph (2) of Section 13.1 is hereby amended to read
in its entirety as follows:

		"(2)	Prior Company shall mean Software International
Corporation; BPI Systems, Inc.; UCCEL Corporation; Applied Data Research, Inc.; Cullinet Software, Inc.; DBMS, Inc.; CompuSystems, Inc.; On-Line Software International, Inc.; Pansophic Systems,

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Incorporated;  Nantucket Corporation;  The ASK Group, Inc.;  or
Newtrend L.P., whichever is applicable."

	9.	The language set forth in the last five lines of
paragraph (3) of Section 13.1 commencing with the word "or" is hereby deleted therefrom and the following language shall be substituted in its place:

		". . . the Nantucket Corporation 401(k) Profit Sharing Plan as effective January 1, 1991, and as thereafter amended (hereinafter referred to as the "Nantucket Plan"), The ASK Group 401(k) Plan as amended and restated effective January 1, 1992, and as thereafter amended (hereinafter referred to as the "ASK Plan"), or the Newtrend L.P. 401(k) Savings Plan as amended and restated effective January 1, 1989, and as thereafter amended (hereinafter referred to as the "Newtrend Plan"), whichever is applicable with respect to a Transferred Employee."

	10.	A new paragraph (8) is hereby added to Section 13.5,  to
read as follows:

		"(8)	Except as otherwise provided in 7.1(1),  7.2(3)
and 7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account of any Transferred Employee who was a former participant in the ASK Plan.

			(a)	The methods of distribution available to such
Transferred Employee, or if applicable, his designated Beneficiary, under 7.1 and 7.2 shall include equal monthly, quarterly or annual installments over a fixed number of years not extending, in the case of a Participant, beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary, and, in the case of a designated Beneficiary, beyond the life expectancy of the designated Beneficiary.


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	 		(b)	Such Transferred Employee may elect to
commence the distribution of his Rollover Contribution Account at any time after his termination of employment and prior to his Normal Retirement Age. Any such election shall be in writing on such forms as may be prescribed by the Committee.

			(c)	Such Transferred Employee may, at any time
after attainment of age 59-1/2, elect to withdraw all or a portion of his Rollover Contribution Account from the Plan, in accordance with the procedures set forth in 8.1(3)."

	11.	A new paragraph (9) is hereby added to Section 13.5, to
read as follows:

		"(9)	Except as otherwise provided in 7.1(1) , 7.2(3) and
7.3(d), the subparagraphs set forth below shall apply solely with respect to the Rollover Contribution Account, including any Money
Purchase Account as described in 13.3, of any Transferred Employee who was a former participant in the Newtrend Plan.

			(a)(i)	The installment methods of distribution
available to such Transferred Employee, or, if applicable, his designated Beneficiary, under 7.1 and 7.2 shall include equal monthly, quarterly, semiannual or annual installments over a fixed number of years not extending, in the case of a Participant, beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary, and, in the case of a designated Beneficiary, beyond the life expectancy of the designated Beneficiary.

			    (ii)	The Qualified Joint and Survivor
Annuity described in 13.5(2)(a) shall include an annuity payable for the lifetime of the Transferred Employee with a survivor annuity for the lifetime of the Transferred Employee's surviving spouse equal to, pursuant to the Participant's election, seventy-five percent (75%) or one hundred percent (100%) of the annuity payable during the

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joint lives of the Transferred Employee and the Transferred
Employee's spouse and which is equal in value to the Qualified Joint and Survivor Annuity described in 13.5(2)(a). Notwithstanding anything in this 13.5(9) to the contrary, the provisions of this subparagraph (ii) shall apply only with respect to the Transferred Employee's Money Purchase Account, if any.

			(b)	Such Transferred Employee may elect to
commence the distribution of his Rollover Contribution Account at any time after his termination of employment and prior to his Normal
Retirement Age.   Any such election shall be in writing on such forms
as may be prescribed by the Committee."

	12.	This Amendment shall be effective March 31, 1995;
provided, however, that Item 3 shall be effective April 1, 1987, except as may otherwise be provided under the regulations promulgated under Section 414(q) of the Code or pursuant to any other notices or rulings, Item 10 and the references in Items 8 and 9 to The ASK Group, Inc. and the ASK Plan, respectively, shall be effective June 23, 1994, and Item 11 and the references in Items 8 and 9 to Newtrend L.P. and the Newtrend Plan, respectively, shall be effective October 20, 1994.

	IN WITNESS WHEREOF, the Employer has caused this Amendment to be signed by its proper officers this 21st day of April, 1995.


ATTEST:				COMPUTER ASSOCIATES INTERNATIONAL, INC.



/s/Belden Frease  			By: /s/Lisa Mars
- ----------------                       ------------------------
Secretary					Title: Sr. Vice President